EXHIBIT 10.2a

                                 PERSONAL LINES
                            GENERAL AGENCY AGREEMENT


         THIS AGREEMENT, made March 1, 1998 between CARNEGIE GENERAL INSURANCE AGENCY at 3601 Calle Tecate, Suite 200, Camarillo, CA 93012 ("General Agent") and PENN-AMERICA INSURANCE COMPANY, 420 S. York Road, Hatboro, Pennsylvania, 19040 ("Company").

         1. General Provisions: The relationship between the Company and the General Agent is one of independent contract based upon mutual trust, understanding, accountability, and responsibility. The parties agree to comply with all applicable licensing and regulatory rules, and to conduct themselves in a professional, business-like, and ethical manner at all times. This agreement supersedes any and all prior or contemporaneous agreements, representations, and understandings, written and oral, on these subjects. The undersigned signators hereby warrant that they have full power and authority to execute this Agreement on behalf of the respective parties thereto.

         2. Authority of General Agent: The General Agent is granted non-exclusive authority to write private passenger automobile business in California and Nevada as specified in Schedule A, "Underwriting Requirements and Authority".

         3. Compensation: The General Agent will earn commissions and, if applicable, Contingent Profit Commission on insurance written under this Agreement as set forth in Schedule B, "Commissions, Policy Fees, and Contingent Profit Commission." The General Agent will not collect any service, policy, or other type of fee unless the Company has given written approval of the fee and the fee does not violate any statute, regulation, or other directive. See Schedule B for the schedule of fees.

         4. Premiums: The General Agent shall collect premiums due on all business written for the Company, and shall be responsible for the timely payment of all premiums written by the General Agents' subproducers and brokers submitting business through the General Agent. All premiums must be received by the Company no later than 45 days after the premium due date, and the General Agent will not collect any fee or other compensation related to the business written without the Company's prior written approval. The Company may offset any balance relating to premiums, commissions, or otherwise, due to the General Agent under this Agreement or any other agreement (regardless of the effective date) entered into between the Company and the General Agent, against any balance due or to become due to the Company from the General Agent or any other agreement between them.

         5.  Records  and  Reports:  The  General  Agent  will  comply  with the
Company's rules and procedures relating to the maintenance and reporting of policy and related records, data, and other file activity. All of the General Agent's records which relate in any way to the Company's business are subject to the Company's inspection. This inspection may occur during regular business hours without prior notice. The Company may copy all such records or make extracts.

         6. Indemnification: The Company shall indemnify, hold harmless, and defend the General Agent, and the General Agent shall indemnify and hold harmless the Company, for any loss, damage, judgment cost, claim, or expense of any kind, including but not limited to, attorneys' fees, which either may incur or become liable due to the other's acts or omissions relating to or arising out of this Agreement. The Company's obligation to indemnify the General Agent shall be conditioned on the Company receiving prompt notification of any suit or claim against the General Agent and being afforded the opportunity to make such investigation, settlement, or defense as the Company deems prudent.

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         7.  Arbitration:  Any controversy or claim arising out of or related to this Agreement or its breach shall be settled by binding arbitration in Hatboro, Pennsylvania. One Arbiter shall be chosen by the Company, the other by the General Agent and these Arbiters shall then choose an Umpire. The Arbiters and the Umpire shall be active or retired disinterested executive officers of property and casualty companies or insurance agencies. If either party fails to choose an Arbiter within thirty days following a written request from the other, the other may choose both Arbiters. If the Arbiters fail to agree on an Umpire, the Umpire shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, which Rules shall generally govern the conduct of the arbitration except as specifically modified by this Agreement. The decision of a majority of the three shall be final, and shall be based on the customs and usages of the business and in a spirit of equity rather than of technicalities or legal requirements. The written decision of the Arbiters and the Umpire shall be delivered to the Company and the General Agent within thirty days after all matters have been submitted for decision. Each party shall pay the expenses of its own Arbiter and one-half the expenses of the Umpire, except that, in the event both Arbiters have been selected by one party, then each party shall pay one-half of the expenses of the two Arbiters. Judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof.

         8. Prompt Notification to Company: The General Agent shall forward promptly to the Company any correspondence from any regulatory agency or governmental authority. The General Agent shall notify the Company immediately of all administrative proceedings, lawsuits, and threats of lawsuits that involve or may involve the General Agent or the Company as they relate to business written pursuant to this Agreement or as they relate to the General Agent's capacity to act as a General Agent of the Company.

         9. Errors and Omissions: The General Agent shall maintain errors and omissions insurance and fidelity bonds providing coverage for matters arising out of or relating to all aspects of the General Agent's business.

         10. Use of Company Name: The name of the Company shall not appear in any advertising or marketing materials used and distributed by the General Agent unless the Company has given prior written approval.

         11. Supplies: All supplies furnished by the Company to the General Agent (including but not limited to policy forms, endorsements, certificates, applications and claims drafts) shall remain the Company's property. The General Agent shall account for and/or return all supplies upon demand.

         12. Assignment: The General Agent may not assign any rights or obligations under this Agreement without the Company's prior written consent.

         13. Termination:  This Agreement may be terminated in one of four ways:
(i) By either  party on ninety (90) days  advance  written  notice to the other;
(ii) By either party on written notice for any breach of the Agreement that has not been cured within thirty (30) days after receipt of written notice thereof;
(iii) Automatically if the General Agent's insurance license is suspended or terminated in any jurisdiction; (iv) On the effective date of the sale or transfer of the General Agent's business, or substantially all of the business' assets, from the General Agent's present ownership without the Company's prior written consent. In the event of termination, all gross premiums written hereunder shall become immediately due and payable to the Company. No charges shall be made by the General Agent for services in settlement of its account or in winding up the business of the Company.

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

         14. Severability: If any portion of this Agreement or its application to any circumstance is judged void or unenforceable, the remaining provisions shall not be affected, and shall be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, and intending to be bound, the Company and the General Agent have executed this Agreement effective March 1, 1998.

PENN-AMERICA INSURANCE COMPANY             CARNEGIE GENERAL INSURANCE AGENCY



BY: /s/ David D. Taylor                    BY: /s/ Charles W. Smith
        David D. Taylor, CIC, CPCU                 Charles W. Smith
        Senior Vice President                      Chairman and CEO

                                           BY: /s/ Eileene N. Smith
                                                   Eileene N. Smith
                                                   Vice Chairman/Secretary

                 **********************************************


PERSONAL GUARANTEE: If the General Agent is a corporation or a limited liability company, the shareholder(s) or member(s), as the case may be, signing below agree to guarantee the payment of all sums due the Company under this Agreement and any successors hereto.



  /s/ Charles W. Smith                          /s/ Eileene N. Smith
      Charles W. Smith                              Eileene N. Smith

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                                   SCHEDULE A

                     UNDERWRITING REQUIREMENTS AND AUTHORITY



1. The General Agent is authorized to bind, issue, and/or cancel private passenger automobile insurance coverage on behalf of the Company, and to have general supervision of the underwriting of this coverage. The Company may cancel or reduce the amount of coverage on any risk it considers to be unsatisfactory.

2. The General Agent shall adhere to all underwriting requirements, guidelines, and manuals approved by the Company for its private passenger automobile program, as published and updated from time to time, and the General Agent shall not bind any risk that does not satisfy this criteria.

3. The Company reserves the right to limit or suspend the binding authority and/or premium volume written by the General Agent in the event the Company, in its sole discretion, determines that the loss ratios, premium volume, policy term mix, or other factors may adversely affect the Company's continued compliance with regulatory, rating, or financial requirements.

4. All subproducers utilized by the General Agent shall be deemed brokers of the General Agent for all purposes other than licensing requirements, and the General Agent shall be responsible and indemnify the Company for any liability resulting from their acts or failures to act as set forth in Section 6 of the Agreement.


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

                                   SCHEDULE B

               COMMISSION, FEES, AND CONTINGENT PROFIT COMMISSION


1.       COMMISSION:

         The Company shall pay the General Agent the following commission on all business written pursuant to this Agreement as compensation for its services as the General Agent.

            LINES OF BUSINESS                         COMMISSION
            California
            Private Passenger Auto                    Twenty-one Percent (21%)
            Liability and Physical Damage Package


            Nevada
            Private Passenger Auto                    Twenty-three Percent (23%)
            Liability and Physical Damage Package


2.       SCHEDULE OF FEES: (California and Nevada)

             Policy Fee                               58% to the General Agent
             Billing Fee                             100% to the General Agent

The Company will be responsible for applicable taxes on all billing and policy fees reported to the Company.


3.       CONTINGENT PROFIT COMMISSION (Effective January 1, 1998)

         The Company will also pay a Contingent Profit Commission as described below ("Payments To You Under The Plan"). Payment of the Contingent Profit Commission will be made in shares of stock of the Company's parent, Penn-America Group, Inc. ("PAGI") ("PAGI Stock" or "Stock") and, unless the General Agent elects otherwise, cash, in accordance with the provisions below.


PAYMENTS TO YOU UNDER THE PLAN

     A.   Allocation of Contingent Profit Commission between stock and cash:

          1) 33 1/3% of your Contingent Profit Commission will be distributed in shares of PAGI stock, rounded to the nearest even share.

          2) For the purposes of the calculation, the PAGI stock will be valued as of the median between the bid and asked price for stock as of March 31, Contingent Profit Commission calculation date. If the stock markets are closed on that date, the valuation will be on the same basis as of the nearest business day.

          3) You may, at your option, exercisable by written notice to the Company received by us on or before March 15, take either 50%, 75%, or 100% of your Contingent Profit Commission in shares of PAGI stock.

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

     B.   Payment Due Date:

          1) Your Contingent Profit Commission will be distributed to you by June 1.

          2) Shares of stock distributed to you will be delivered free of all commissions and transaction costs.

     C. Your Contingent Profit Commission will be subject to income tax in accordance with the applicable IRS laws and regulations. Stock distributed to you under the Plan may not be sold until after August 1 of the same year, and will be legended accordingly.

TERMINATION

     A. If your General Agency Agreement is terminated by either party, the plan also terminates, with the final calculation of Contingent Profit Commission payment concerning any eligible years made at June 1 of the following year.

     B. The plan may be terminated or amended by us at any time without cause, but existing obligations will be honored.

     C.   Contingent Profit Commission Upon Termination.

          1) In the event the General Agency Agreement is terminated by the Company in accordance with the terms of Paragraph 13 (i), the General Agency's right to Contingent Profit Commission shall cease on December 31 of the year in which the termination is effective with the final payment made at June 1 of the following year.

          2) In the event the General Agency Agreement is terminated by the Company in accordance with the terms of Paragraph 13 (ii), or in the event the General Agency Agreement terminates in accordance with the terms of Paragraph 13 (iii) or (iv), no further calculations shall be made, nor Contingent Profit Commission paid.

          3) In the event the General Agency Agreement is terminated by the General Agency in accordance with the terms of Paragraph 13 (i) or (ii), or in the event the Company gives written consent in accordance with Paragraph (iv), the General Agency's right to Contingent Profit Commission shall cease on December 31 of the year preceding the year in which termination is effective, notwithstanding the continuance in force and effect of any unexpired policies or binders after such calendar year. Payments due concerning any eligible prior years will be made in accordance with the terms of Paragraph A above.



GENERAL

     A. This Contingent Profit Commission Program constitutes the entire and exclusive agreement between Company and General Agency on the subject of Contingent Profit Commissions, and representation, and understandings, written and oral, on these subjects. The undersigned signatures hereby warrant that they have full power and authority to execute this Addendum on behalf of the respective parties thereto.

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                                    EXAMPLE

                          PRIVATE PASSENGER AUTOMOBILE

Passenger Automobile for Policy Year 1998

Minimum Eligibility $1,000,000 (includes all fees)

                                                                Profit Calculation:
                                                                (Subtract commission and fees from earned premium;
                                                     General    multiply by difference between Company Desired        Per Year
1998                                    Company      Agency     Loss Ratio and Agency Actual Loss Ratio; divide by    Pay out
Policy                                  Desired      Actual     half; then divide by half again to establish the      Value (1/2of
Year Valued         Class of            Loss          Loss      General Agency's portion for each                     1/2 expected
As Of               Business            Ratio        Ratio      year.)                                                profit)
3/31/00 *           Private Passenger   55%           45%        Earned Premium = $10,000,000 - $2,600,000            $185,000
                    Auto Liability                               (commission paid and policy fees) = $7,400,000 x
                    and Physical                                 10% = $740,000 / 2 = $370,000 / 2
                    Damage

3/31/01 *           Private Passenger   60%           55%        Earned Premium = $10,000,000 - $2,600,000            $92,500
                    Auto Liability                               (commission paid and policy fees) = $7,400,000 x
                    and Physical                                 5% = $370,000 / 2 = $185,000 /2
                    Damage


* Note:   In any year, any actual loss ratio below 40% will be calculated as if it were 40%.

                  Total 2-year Value of Private Passenger Auto Pay Out for Policy Year 1998:                          $277,500


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